Exhibit 99.1

PCTEL Achieves $25.9 Million in Third Quarter Revenue

Bloomingdale, IL November 5, 2012 — PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced results for the third quarter ended September 30, 2012.

Third Quarter Highlights

•

$25.9 million in revenue for the quarter, an increase of 33 percent from the same period last year. The acquisitions of Envision Wireless in October 2011 and TelWorx in July 2012 accounted for 25% growth, with the remaining 8% growth from our existing pre-acquisition products.

•

Gross profit margin of 39 percent in the quarter, compared to 48 percent in the same period last year. The change in gross profit margin reflects the change in the Company’s revenue mix arising from our acquisitions of Envision Wireless in October 2011 and TelWorx in July 2012.

•	GAAP operating margin of two percent for the quarter, compared to two percent for the same period last year.

•

GAAP net income available to common shareholders of $272,000 for the quarter, or $0.02 per diluted share, compared to a net income of $386,000, or $0.02 per diluted share for the same period last year.

•

Non-GAAP operating profit and net income are measures the Company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating profit of 9 percent in the quarter, as compared to 10 percent operating profit in the same period last year.

Non-GAAP net income of $2.0 million or $0.11 per diluted share in the quarter, as compared to $1.8 million or $0.10 per diluted share in the same period last year.

•

$48.0 million of cash, short-term investments, and long-term investments at September 30, 2012, a decrease of approximately $18.0 million from the preceding quarter. During the quarter the Company used $16.5 million of cash for the acquisition of Telworx, $800,000 for the acquisition of the remaining 30% percent membership interest in PCTEL Secure, $552,000 for the regular quarterly dividend, and used approximately $150,000 of cash and investments for all other activities. The Company noted that accounts receivable increased by $6.6 million in the quarter. The increase reflected $5.0 million in late quarter revenue and $1.6 million from the acquisition of TelWorx.

“We were pleased with the progress in all of our product groups. Each of our established businesses grew quarter over quarter and, with the addition of our Connected Solutions, we have the momentum to generate over $100 million in 2013,” said Marty Singer, PCTEL’s Chairman and CEO. “Our focus on vertical markets, indoor wireless, the growth in LTE, and the capability to deliver solutions that include towers and backhaul components distinguish us in private wireless networks and specialized carrier applications,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing
(877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 33748581. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 33748581.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions for public and private networks. The Company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and Clarify® system measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. PCTEL develops and supports scanning receivers for
LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, In-Tunnel, Subway, and broadband antennas (parabolic and flat panel). The Company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Connected Solutions™ designs and delivers Site Solutions for private and public wireless, data, and communication applications. PCTEL Connected Solutions™ utilizes specialized towers, enclosures, fiber optic panels, fiber jumper cables and a wide array of its TowerWorx™ and TelWorx™ products to deliver engineered site solutions. PCTEL Secure focuses on Android mobile platform security. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the Company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com, www.telworx.net, www.towerworx.net or www.pctelsecure.com

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s future financial performance and expectations regarding growth and expansion are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$17,061	$19,418
Short-term investment securities	30,705	42,210
Cash held in escrow	500	0
Accounts receivable, net of allowance for doubtful accounts of $120 and $132 at September 30, 2012 and December 31, 2011, respectively	21,210	14,342
Inventories, net	16,060	13,911
Deferred tax assets, net	896	896
Prepaid expenses and other assets	1,054	2,277

Total current assets	87,486	93,054

Property and equipment, net	14,702	13,590
Long-term investment securities	261	7,177
Goodwill	9,651	161
Intangible assets, net	11,959	9,332
Deferred tax assets, net	8,831	8,831
Other noncurrent assets	1,584	1,319

TOTAL ASSETS	$134,474	$133,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$8,028	$5,651
Accrued liabilities	6,574	7,092

Total current liabilities	14,602	12,743

Contingent consideration	1,147	0
Other long-term liabilities	2,695	2,144

	3,842	2,144

Total liabilities	18,444	14,887

Redeemable equity	0	1,731

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,515,538 and 18,218,537 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	18	18
Additional paid-in capital	139,416	137,117
Accumulated deficit	(23,533)	(20,941)
Accumulated other comprehensive income	129	121

Total stockholders’ equity of PCTEL, Inc.	116,030	116,315
Noncontrolling interest	0	531

Total equity	116,030	116,846

TOTAL LIABILITIES AND EQUITY	$134,474	$133,464

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES	$25,853	$19,494	$63,007	$56,837
COST OF REVENUES	15,813	10,140	37,119	30,258

GROSS PROFIT	10,040	9,354	25,888	26,579

OPERATING EXPENSES:
Research and development	2,858	3,035	8,454	8,991
Sales and marketing	2,811	2,643	7,907	7,853
General and administrative	2,647	2,520	8,054	8,236
Amortization of intangible assets	1,120	661	2,610	1,995
Restructuring charges	156	125	156	125

Total operating expenses	9,592	8,984	27,181	27,200

OPERATING INCOME (LOSS)	448	370	(1,293)	(621)
Other income, net	11	64	125	266

INCOME (LOSS) BEFORE INCOME TAXES	459	434	(1,168)	(355)
Expense (benefit) for income taxes	187	216	(192)	(13)

NET INCOME (LOSS)	272	218	(976)	(342)
Less: Net loss attributable to noncontrolling interests	0	(274)	(687)	(740)

NET INCOME (LOSS) ATTRIBUTABLE TO PCTEL, INC.	272	492	(289)	398
Less: adjustments to redemption value of noncontrolling interests	0	(106)	(648)	(762)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$272	$386	($937)	($364)

Basic Earnings per Share:
Net income (loss) available to common shareholders	$0.02	$0.02	($0.05)	($0.02)
Diluted Earnings per Share:
Net income (loss) available to common shareholders	$0.02	$0.02	($0.05)	($0.02)

Weighted average shares - Basic	17,493	17,238	17,368	17,239
Weighted average shares - Diluted	17,779	17,640	17,368	17,239

Cash dividend per share	$0.03	$0.00	$0.09	$0.00

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating Income (Loss)	$448	$370	($1,293)	($621)

(a) Add:
Amortization of intangible assets	1,120	661	2,610	1,995
Restructuring charges	156	125	156	125
Share based payment - PCTEL Secure:
-Engineering	061		80	183
Stock Compensation:
-Cost of Goods Sold	99	67	302	204
-Engineering	153	139	442	451
-Sales & Marketing	141	155	398	494
-General & Administrative	302	351	1,194	1,374

	1,971	1,559	5,182	4,826

Non-GAAP Operating Income	$2,419	$1,929	$3,889	$4,205

% of revenue	9.4%	9.9%	6.2%	7.4%

Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net Income (Loss) attributable to PCTEL, Inc.	$272	$492	($289)	$398

Adjustments:
(a) Non-GAAP adjustment to operating income (loss)	1,971	1,559	5,182	4,826
(b) Noncontrolling interest related to Non-GAAP adjustments to operating income (loss)	0	(86)	(225)	(258)
(b) Investment income related to share based payment for PCTEL Secure	0	(31)	(41)	(93)
(b) Income Taxes	(250)	(171)	(990)	(888)

	1,721	1,271	3,926	3,587

Non-GAAP Net Income	$1,993	$1,763	$3,637	$3,985

Basic Earnings per Share:
Non-GAAP Net Income	$0.11	$0.10	$0.21	$0.23

Diluted Earnings per Share:
Non-GAAP Net Income	$0.11	$0.10	$0.20	$0.23

Weighted average shares - Basic	17,493	17,238	17,368	17,239
Weighted average shares - Diluted	17,779	17,640	17,751	17,705

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, and restructuring charges.
(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and investment income related to noncontrolling interest.